Exhibit 10.2

EMPLOYMENT CONTRACT

Employer (“Party A”):	Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

Legal representative:	Xu Jin

Business License No.:	320300400006732

Form of Company:	Limited Liability Company (Taiwan, Hong Kong and Macau Joint Venture)

Employee ( “Party B”):

Gender:

Identification Card No.:

Term of Employment:

Date:

Employment Contract

In order to protect the legitimate rights and interests of the employer and employees, this Contract is executed by and between Party A and Party B in accordance with the Labor Law of the People’s Republic of China and relevant laws, regulations and policies of China and of local government of the employer on the basis of equality, willingness and consentience and shall be binding upon both parties.

ARTICLE I. TERM OF CONTRACT

1.	The term of this Contract shall commence from through , with a probation period of months.

2.	When the term of this Contract expires, the parties may renew the Contract through friendly negotiation. This Contract shall expire automatically if any party refuses to renew the term of the Contract.

ARTICLE II. POSITION AND DUTIES

1.	Party A intends to employ Party B as (position) and Party B consents and accepts such working arrangement.

2.	Party B shall complete the tasks assigned by Party A on such schedule, with such quality and quantity as required by Party A according to the requirements provided by the position duties/position descriptions.

3.	Based on the requirements of production and operation as well as the performance skills, physical conditions and working performance of Party B, Party A shall adjust or change the working position of Party B (including internal position rotation or cross-regional adjustment) subject to the agreement by Party B.

ARTICLE III. EMPLOYEE PROTECTION AND WORKING CONDITIONS

1.	Party A shall provide Party B with such working environment of safety and sanitary as in compliance with the provisions of applicable laws and regulations of the state and shall ensure that Party B should work in such an environment and conditions that are free of harm and injury.

2.	Party A shall provide Party B with necessary protective appliances in accordance with applicable regulations of the state based on the practical conditions of Party B’s position.

3.	Party B shall enhance his own safety and self-protection awareness and shall strictly implement relevant safety policies provided by Party A and comply with relevant position safety operation regulations.

ARTICLE IV. WORKING HOURS AND HOLIDAYS

1.	Party A shall adopt the system of 40 hours per week. Depending on the different conditions and positions, Party A may adopt flexible working hour system or comprehensive working hours calculation systems subject to the approval by competent labor department.

2.	Party A shall strictly control overtime working. In case any work requires for overtime working, Party A shall negotiate with Party B and provide Party B with corresponding supplement or rearrangement of holidays. Party A shall make overtime payment to Party B strictly according to applicable laws and regulations if Party B works on statutory holidays or if rearrangement of holiday cannot be made.

3.	Party B shall be entitled to the statutory holidays and vocations provided by the PRC government as well as to enjoy wedding leave, funeral leave, home leave, maternity leave, planned parenthood, annual leave and other paid leaves.

ARTICLE V. COMPENSATIONS

1.	Party A should follow the principles that distribution should be based on one’s performance and that the same work should receive the same paid. Party A should undertake that salary for Party B not be lower than the minimum salary requirement of the city (Refer to “Job Offer Letter” for detailed numbers).

2.

Party A shall pay salary to Party B on the 10th date of each month on a monthly basis. Party A should deduct the portion of income tax and social security fees that should be paid by employee from the salary for Party B in accordance with applicable laws and regulations of the state.

3.	Party A may adopt new compensation distribution policies based on the profitability of the Company and the performance and skills of Party B.

ARTICLE VI. SOCIAL SECURITY AND WELFARES

1.	Party A shall timely and duly pay pension funds, medical insurance, housing funds and unemployment insurance, etc. with relevant authorities for Party B pursuant to the applicable regulations of the state and local government.

2.	When Party B requires medical treatment because of sickness or any injury unrelated to his work during the term of his employment, Party A shall implement such provisions as provided by the regulations of the states and local government.

3.	Party B shall have right to enjoy paid leaves as provided by the state and such pay shall be paid in accordance with the provisions of state and of local government. Notwithstanding the forgoing, if Party B waives such leaves, such leaves will not be compensated in the form of equivalent cash payment.

4.	Party B shall have right to enjoy other welfares provided by Party A.

ARTICLE VII. WORKING POLICIES; REWARDS AND DISCIPLINES

1.	Party B shall comply with relevant laws and regulations of the state and respect social morality.

2.	Party B shall strictly observe related provisions regarding working disciplines and the “Employee Manual” enacted by Party A in accordance with applicable laws, regulations and policies.

3.	Party A may reward Party B for its paragon to comply with relevant working polices and rules, and may discipline Party B for its violation and breach of such rules and regulations and terminate this Contract.

ARTICLE VIII. TERMINATION, CANCELLATION AND MODIFICATION OF CONTRACT

1.	This Contract shall terminate upon expiration or occurrence of any circumstance agreed upon by the parties.

2.	This Contract shall terminate upon:

(1)	the statutory retirement age of Party B;

(2)	death of Party B;

(3)	expiration of the Business License of Party A;

(4)	suspension, wind-up, or resolution of Party A.

3.	The Contract may be amended or canceled where agreed upon by the consensus of the parties.

4.	Party A shall be entitled to terminate the Contract without prior notification to Party B and discharge Party B if:

(1)	Party B is proved to be incompetent to meet the employment requirements provided by the employer;

(2)	Party B substantially violates any provisions of working discipline or “Employee Manual” and other rules and regulations provided by Party A;

(3)	Party B materially breaches his duty and/or engages in self dealing or fraud which causing any significant damage to Party A;

(4)	Party B is held criminally liable or subject to criminal punishment or under labor reeducation.

5.	In case of any of the following circumstance, Party A shall be entitled to terminate the Contract, provided that Party A shall notify Party B in writing 30 days in advance:

(1)	Party B suffers from any sickness or any non-work-related injury and becomes incompetent to hold its original position or other works otherwise arranged by Party A.

(2)	Party B is incompetent to his position and remains incompetent after receiving relevant trainings or in other positions;

(3)	Any objective conditions depending on which the Contract was formulated should be significantly changed and may the original Contract no longer be able to be performed where no agreement for purpose of contract modification can be reached by the parties,

6.	Party B shall be entitled to terminate the Contract without prior notification to Party A if:

(1)	Party A fails to pay working remuneration and/or provide working conditions according to the provisions of the Contract.

(2)	Party A forces Party B to work by force, threat or false imprisonment.

7.	If Party B intends to resign and terminate the Contract, Party B shall so notify Party A in writing 30 days in advance. Party B should resolve relevant disputes or issues with Party A pursuant to applicable laws and regulations or related agreements before Party B terminates this employment contract if:

(1)	Any economic losses suffered by Party A and caused by Party B have not been fully compensated;

(2)	any investigation or legal proceedings by competent government authorities has not been settled;

(3)	service term provided in any supplementary agreement with an agreed term has not expired.

8.	Party A shall not terminate or cancel the Contract and discharge Party B, if:

(1)	Party B receives medical treatment within an agreed period due to any disease suffered or any non-work-related injury, except for any cause as set forth in (1), (2), (3) or (4) of paragraph 4 of this article;

(2)	Party B receives medical treatment within an agreed period due to any work-related injury (after completion of such medical treatment, the extent of working capacity disabled shall be implemented as per relevant provisions of local government in line with appraisal conclusions of a competent labor appraisal committee);

(3)	In a case where Party B is in a period of pregnancy, perinatal period, lactation period, except for any cause as set forth in (1), (2), (3) or (4) of paragraph 4 of this article;

(4)	Other cases as stipulated by any law, rule or regulation occurs.

ARTICLE IX. LIABILITIES OF BREACH

1.	In the event that any party hereto breaches any provisions of the Contract and causes any economic loss to the other party, the breaching party shall accordingly be liable for such loss.

2.	Party B may receive trainings and enjoy special treatment and/or welfare, such as housing, as funded by Party A and Party B shall provide services for Party A for five years. During the term of this Contract, if Party B terminates the Contract due to any reason provided under (1) and/or (2) of paragraph 5 of article VIII and Party B requests to resign, Party B shall indemnify Party A the total amount of the actual expenses incurred by Party A during the provision of the abovementioned training, or treatment or welfare, with deduction of 20% per year employed. If the period since the employment of Party B is less than one year, and the Contract is terminated due to any cause stipulated in (1), (2), (3) or (4) of paragraph 4 of article VIII and Party B requests to resign, Party B shall indemnify Party A the above actual expenses in full.

ARTICLE X. ISSUES AGREED UPON BY THE PARTIES

1.	Party B may receive relevant trainings and enjoy special treatment and/or welfare (e.g. housing) as may be provided by Party A. Any and all supplementary agreement as may otherwise be entered into by the parties shall be equally authentic with the Contract.

2.	In case Party A shall be overstaffed where Party B were involved due to Party A’s adjustment on organizational structure, position incorporation, craft & technology improvement, equipment renewal or insufficiency in production (working) tasks, Party A may lay off Party B temporarily.

ARTICLE XI. SETTLEMENT OF LABOR DISPUTE

Any and all labor disputes arising out of the performance of the Contract shall be settled according to relevant labor dispute settlement procedures. The parties may negotiate with each other to settle such dispute. In case no agreement can be reached, such dispute shall be submitted by the party seeking settlement or by both parties to the arbitration committee for labor dispute of the city where Party A domiciles for arbitration. The parties may also directly apply for arbitration within 60 days and the party dissenting with such arbitration award may bring such case to the local people’s court of the city where Party A domiciles within 15 days after such arbitration.

ARTICLE XII. MISCELLANEOUS

1.	In case of any discrepancy between the provisions of the Contract and any provision stipulated by laws and regulations of the state, the latter shall prevail.

2.	The Contact is executed with two counterparts and shall become effective upon being signed by both parties hereto. Each party shall hold one counterpart with each equally authentic.

Party A:	Party B:

Legal representative:

MM/DD/YY	MM/DD/YY

The Contract is valid and the parties hereto shall be abided by the Contract.

Authentication authority:	authenticated by:

MM/DD/YY